Independent Auditors' Consent

To the Board of Directors of
Calvert Variable Series, Inc.:

We consent to the use of our report dated ________________, with respect to the financial statements of the Calvert Social Money Market Portfolio (the "Fund"), as of December 31, 2002, incorporated herein by reference and to the references to our firm under the headings "Financial Statements and Experts" and "Financial Statements" in the Registration Statement on Form N-14 of the Calvert Social Money Market Portfolio.

KPMG LLP

Philadelphia, Pennsylvania
[DATE]